SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C.  20549

                                 FORM 8-K/A

                               (Amendment No. 1)

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


             Date of Earliest Event Reported:  October 6, 1995

                        Jefferson-Pilot Corporation

          (Exact name of registrant as specified in its charter)



             North Carolina            1-5955          56-0896180
      (State or other jurisdiction   (Commission    (I.R.S. Employer
       of incorporation)              File Number)   Identification No.)


     100 North Greene Street, Greensboro, North Carolina     27401
          (Address of principal executive offices)        (Zip Code)



                              (910) 691-3691
             (Registrant's telephone number, including area code)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(b)   Pro forma financial information

     Unaudited pro forma condensed consolidated statements of income of Jefferson-Pilot Corporation for the year ended December 31, 1994 and for the six months ended June 30, 1995, and unaudited pro forma condensed consolidated balance sheet as of June 30, 1995 for Jefferson-Pilot Corporation giving effect to the pro forma adjustments related to the acquisition of Alexander Hamilton Life Insurance Company of America and its two acquired subsidiaries as described in Item 2 of the Form 8-K filed on October 19, 1995 to report this acquisition.

(d) Unaudited supplemental pro forma financial information for the year December 31, 1994 and for the six months ended June 30, 1995.

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         JEFFERSON-PILOT CORPORATION


                                   By:     /s/Robert A. Reed


                                    (name)  Robert A. Reed


                                     (title) Vice President


Dated:  November 8, 1995



                          Index to Exhibits

Exhibit No.     Description                                   Pages

(b)             Unaudited pro forma financial information     2 - 13

(d)             Unaudited supplemental pro forma
              		financial information                        14 - 15

                                                                  Exhibit b

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated balance sheet of Jefferson - Pilot Corporation (Company) and its consolidated subsidiaries as of June 30, 1995 is based on the historical condensed consolidated balance sheet of the Company, and is presented as if the acquisition (Alexander Hamilton acquisition) of Alexander Hamilton Life Insurance Company of America, First Alexander Hamilton Life Insurance Company, and Alexander Hamilton Capital Management, Inc. (Alexander Hamilton Companies) and related borrowings had occurred on June 30, 1995. The unaudited pro forma consolidated condensed balance sheet gives effect to the Alexander
Hamilton acquisition under the purchase method of accounting and is based upon a preliminary allocation of the purchase price and the assumptions and adjustments described in the accompanying notes. This unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the Company's consolidated financial statements and the combined financial statements of the companies acquired in the Alexander Hamilton acquisition. This pro forma information is not necessarily indicative of the financial position that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future financial position.

The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1994 and the six months ended June 30, 1995 are based on the historical consolidated financial statements of the Company and the combined financial statements of companies acquired in the Alexander Hamilton acquisition, and are presented as if the Alexander Hamilton acquisition (including borrowings related to the acquisition) had occurred at the beginning of the periods presented. The unaudited pro forma statements of income give effect to the Alexander Hamilton acquisition under the purchase method of accounting and are based on a preliminary allocation of the purchase price and the assumptions and adjustments described in the accompanying notes. These unaudited pro forma statements of income should be read in conjunction with the Company's consolidated financial statements and the combined financial statements of the companies acquired in the Alexander Hamilton acquisition. The pro forma information is not necessarily indicative of the results of operations that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future results.

For a description of the Alexander Hamilton acquisition, including the reinsurance (coinsurance) transactions and related transfers of assets and liabilities associated with the credit insurance, periodic payment annuity, and company owned life insurance lines of business to companies retained by the prior owner, see Item 2 of the Form 8-K being amended hereby.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               June 30, 1995

                            Jefferson-   Alexander
                              Pilot      Hamilton
                            Corporation Companies(8) Adjustments   Pro Forma
ASSETS                               (dollar amounts in thousands)

Cash and investments:
 Debt securities available
  for sale, at fair value    $2,617,034 $2,961,855 $     -        $ 5,578,889
 Debt securities held to
  maturity, at amortized cost 2,005,845  2,100,787    47,381 (1)    4,154,013
 Equity securities              813,774     66,165       -            879,939
 Mortgage loans                 730,229    216,630      (990)(1)      945,869
 Cash and all other investments 327,844    169,758  (249,426)(1)(2)   248,176
Accrued investment income        81,624     81,194       -            162,818
Accounts receivable and agents'
  balances                      107,565     45,635       -            153,200
Due from reinsurers              30,914  2,186,884       -          2,217,798
Property and equipment, net      94,752     17,256       -            112,008
Deferred policy acquisition
  costs                         552,418    475,494  (475,494)(1)      552,418
Deferred tax asset                  -       39,934    24,200 (1)       64,134
Organization costs                  -         -        2,100 (1)        2,100
Value of business acquired          -         -      348,600 (1)(6)   348,600
Goodwill                            -         -       60,229 (1)       60,229
Other assets                     83,249     11,646       -             94,895
Separate account assets         248,993       -          -            248,993
                             $7,694,241 $8,373,238 $(243,400)     $15,824,079

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
 Policy liabilities          $4,774,595 $7,595,117 $     -        $12,369,712
 Income tax liabilities         214,217       -          -            214,217
 Obligations under repurchase
  agreements                    267,046       -          -            267,046
 Short-term notes payable        50,300       -      315,000(3)       365,300
 Accounts payable and accrued
  expenses                       70,375    132,590       -            202,965
 Other liabilities              135,397     19,188    17,943(1)(5)    172,528
 Note payable                       -       50,000   (50,000)(7)          -
 Separate account liabilities   248,993       -          -            248,993

                              5,760,923  7,796,895   282,943       13,840,761

Redeemable preferred stock          -       50,000(4)    -             50,000

Stockholders' equity          1,933,318    526,343  (526,343)       1,933,318

                             $7,694,241 $8,373,238 $(243,400)     $15,824,079

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

                                 NOTES TO
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               June 30, 1995
                              (In Thousands)

(1) Represents the allocation of the purchase price of $575,000 to adjust acquired assets and liabilities to fair value.

(2) Includes $210,000 of cash applied toward the purchase price in connection with the acquisition.

(3) Represents the issuance of $315,000 of short-term debt in connection with the acquisition.

(4) Represents the issuance of $50,000 of redeemable preferred stock in connection with the acquisition.

(5) The other Liabilities adjustment includes approximately $11,000 of costs to relocate employees and integrate systems and processes as a result of the acquisition, $4,000 to record pension liabilities at fair value, and $3,000 to record post retirement benefits at fair value.

(6) The value of business acquired represents the actuarially determined present value of future gross profits for the businesses acquired, discounted at a risk rate of return. The value of business acquired is amortized over the life of the business at a constant rate based on the present value of the estimated gross profit amounts expected to be realized over the life of the business, in accordance with SFAS 97. Amortization amounts for the years ending 1995 through 1999 would be as follows: 1995 - $27,900, 1996 - $34,900,
1997 - $31,400, 1998 - $34,900, 1999 - $31,400.

(7) Represents elimination of intercompany note payable.

(8) The amounts for the Alexander Hamilton Companies represent the assets, liabilities, and preferred stock acquired in connection with the transaction. Certain assets of the Alexander Hamilton Companies were not acquired. These amounts are presented as follows:

                                  Alexander     Adjustments          Amounts
                                  Hamilton     For Items Not         Shown
                                  Companies      Acquired            Above
ASSETS

Cash and investments:
 Debt securities available for
  sale, at fair value            $3,891,888  $ (930,033)(A)(B)(C)  $2,961,855
 Debt securities held to maturity,
  at amortized cost               2,744,567    (643,780)(A)(B)(C)   2,100,787
 Equity securities available for
  sale, at market value              66,165         -                  66,165
 Mortgage loans                     216,630         -                 216,630
 Cash and all other investments     912,748    (742,990)(A)           169,758
Accrued investment income           104,791     (23,597)(A)            81,194
Accounts receivable and agents'
  balances                           45,635         -                  45,635
Due from reinsurers                  84,791   2,102,093 (A)         2,186,884
Property and equipment, net          18,156        (900)(D)            17,256
Deferred policy acquisition costs   478,354      (2,860)(A)           475,494
Deferred tax asset                   36,952       2,982 (A)            39,934
Other assets                         11,646         -                  11,646

                                 $8,612,323  $ (239,085)           $8,373,238

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
 Policy liabilities              $7,595,117  $     -               $7,595,117
 Accounts payable and accrued
  expenses                          132,590        -                  132,590
 Other liabilities                   19,188        -                   19,188
 Note payable                        50,000        -                   50,000

                                  7,796,895        -                7,796,895

Redeemable preferred stock           50,000        -                   50,000
                                                   (900)(D)              (900)
                                                (42,121)(B)           (42,121)
Stockholders' equity                765,428    (196,064)(C)           569,364

                                 $8,612,323  $ (239,085)           $8,373,238

(A) Represents the transfer of assets and liabilities associated with the credit insurance, periodic payment annuity, and company owned life insurance lines of business to companies retained by the prior owner and the establishment of the related reinsurance receivable as if those lines of business were reinsured.

(B) Represents dividend of net income (as defined in the Stock Purchase Agreement) for 1995 paid to former owner.

(C) Represents capital contributions to entities which received the transfers described in note (A) above.

(D) Represents dividend of property and equipment to companies not acquired.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       Year Ended December 31, 1994

                                         Alexander
                            Jefferson-   Hamilton
                              Pilot      Companies
                           Corporation     (11)    Adjustments    Pro Forma
                          (dollar amounts in thousands, except per share data)
REVENUE:
 Premiums and other
  considerations           $  655,302  $  80,542  $    -         $  735,844
 Net investment income        375,196     78,062   (27,611)(1)(2)   425,647
 Communications               172,501        -         -            172,501
 Realized investment gains     61,426     12,991       -             74,417
 Other income                   4,385        -       5,000 (9)        9,385

                            1,268,810    171,595   (22,611)       1,417,794

BENEFITS AND EXPENSES:
 Policy benefits              627,862       (419)      -            627,443
 Insurance commissions         71,752     62,899       -            134,651
 Communications operations    120,833        -         -            120,833
 General and administrative   117,819     41,312       807 (3)      159,938
 Taxes, licenses, & fees       23,351     15,432       -             38,783
 Interest                        -         1,230    17,749 (4)       18,979
 Amortization of value of
  business acquired              -           -      27,888 (5)       27,888
 Amortization of goodwill        -           -       2,409 (6)        2,409
 Increase in deferred
  acquisition costs, net      (40,410)   (17,151)  (51,966)(7)     (109,527)

                              921,207    103,303   ( 3,113)       1,021,397

Income before income taxes    347,603     68,292   (19,498)         396,397
Provision for income taxes    117,707     23,388    (5,981)(8)      135,114

Income from continuing
 operations                $  229,896  $  44,904  $(13,517)      $  261,283

Income from continuing
  operations, per share    $     4.73                            $    5.30(10)

Shares used in earnings
  per share calculation    48,641,880                            48,641,880





See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income.

                                 NOTES TO
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       Year Ended December 31, 1994
                              (In Thousands)

(1) Represents foregone interest of $15,162 at an annual rate of 7.22% on the $210,000 of the cash applied toward purchase price.

(2) Represents amortization of $12,449 on the difference between the market value and the carrying amounts of investments acquired.

(3) Represents adjustment for estimated net periodic pension cost subsequent to the acquisition.

(4) Represents interest expense at a rate of 6.025% on the $315,000 of debt incurred in connection with the acquisition and elimination of $1,230 of intercompany interest associated with the intercompany note payable.

(5) Represents amortization of the value of business acquired in the transaction, in accordance with SFAS 97. See note 6 to the pro forma balance sheet.

(6) Represents amortization of goodwill over a period of 25 years.

(7) Represents removal of amortization of the deferred acquisition cost of the Alexander Hamilton Companies subsequent to the acquisition.

(8) Represents the net tax effect of the pro forma adjustments excluding goodwill amortization at statutory income tax rates.

(9) Reflects estimated fees for reinsurance business ceded by the acquired company.

(10) The computation of earnings per share is based upon the weighted average number of common shares outstanding during the period. Preferred stock dividends of $3,562 are reflected in the pro forma earnings per share computation.

(11)The amounts for the Alexander Hamilton Companies in the pro forma statement of income represent the effects on earnings of the assets and liabilities acquired in the transaction. The adjustments of the historical statement of income of the Alexander Hamilton Companies to arrive at the effects of the business acquired by the Company are presented as follows.

                                   Alexander     Adjustments          Amounts
                                   Hamilton     For Items Not         Shown
                                   Companies      Acquired            Above
REVENUE:
 Premiums and other
  considerations                   $ 159,957    $  (79,415) (A)    $   80,542
 Net investment income                96,573       (18,511) (A)        78,062
 Realized investment gains            21,072        (8,081) (A)        12,991

                                     277,602      (106,007)           171,595

BENEFITS AND EXPENSES:
 Policy benefits                     36,197        (36,616) (A)          (419)
 Insurance commissions               73,698        (10,799) (A)        62,899
 General and administrative          55,782        (14,470) (A)        41,312
 Taxes, licenses, and fees           17,834         (2,402) (A)        15,432
 Interest                             1,230            -                1,230
 Increase in deferred acquisition
  costs, net                        (17,151)           -              (17,151)

                                    167,590        (64,287)           103,303

Income before income taxes          110,012        (41,720)            68,292
Provision for income taxes           38,407        (15,019) (B)        23,388

Income from continuing operations $  71,605      $ (26,701)        $   44,904




(A) Represents the reduction of revenue, benefits, and expenses for the year ended December 31, 1994 had the credit insurance, periodic payment annuity, and company owned life insurance lines of business been reinsured on January 1, 1994.

(B) Represents the net tax effect of the pro forma adjustments at statutory income tax rates.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      Six Months Ended June 30, 1995

                                         Alexander
                            Jefferson-   Hamilton
                              Pilot      Companies
                           Corporation     (11)    Adjustments    Pro Forma
                          (dollar amounts in thousands, except per share data)
REVENUE:
 Premiums and other
  considerations           $  309,842  $  61,860  $    -         $  371,702
 Net investment income        203,499     53,826   (13,806)(1)(2)   243,519
 Communications                76,987        -         -             76,987
 Realized investment
  gains (losses)                6,797     (3,623)      -              3,174
 Other income                  46,974        -       2,500 (9)       49,474

                              644,099    112,063   (11,306)         744,856

BENEFITS AND EXPENSES:
 Policy benefits              348,010     29,377       -            377,387
 Insurance commissions         47,849     34,302       -             82,151
 Communications operations     51,349        -         -             51,349
 General and administrative    60,953     18,278       525 (3)       79,756
 Taxes, licenses, & fees       12,937      8,708       -             21,645
 Interest                         -        2,260     7,229 (4)        9,489
 Amortization of value of
  business acquired               -          -      13,944 (5)       13,944
 Amortization of goodwill         -          -       1,205 (6)        1,205
 Increase in deferred
  acquisition costs, net      (28,227)   (11,128)  (26,911)(7)      (66,266)

                              492,871     81,797    (4,008)         570,660

Income before income taxes    151,228     30,266    (7,298)         174,196
Provision for income taxes     48,235     10,593    (2,133)(8)       56,695

Income from continuing
 operations                $  102,993  $  19,673  $ (5,165)     $  117,501

Income from continuing
  operations, per share    $     2.14                            $    2.40(10)

Shares used in earnings
  per share calculation    48,126,212                            48,126,212


See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income.

                                 NOTES TO
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      Six Months Ended June 30, 1995
                              (In Thousands)

(1) Represents foregone interest of $7,581 at an annual rate of 7.22% on the $210,000 of cash applied toward the purchase price.

(2) Represents amortization of $6,225 on the difference between the market value and the carrying amounts of investments acquired.

(3) Represents adjustment for estimated net periodic pension cost subsequent to the acquisition.

(4) Represents interest expense at a rate of 6.025% on the $315,000 of debt incurred in connection with the acquisition less elimination of $2,260 of intercompany interest expense associated with the intercompany note payable.

(5) Represents amortization of the value of business acquired in the transaction, in accordance with SFAS 97. See note 6 to the pro forma balance sheet.

(6) Represents amortization of goodwill over a period of 25 years.

(7) Represents removal of amortization of the deferred acquisition costs of the Alexander Hamilton companies subsequent to the acquisition.

(8) Represents the net tax effect of the pro forma adjustments excluding goodwill amortization at statutory income tax rates.

(9) Represents estimated fees for reinsurance business ceded by the acquired companies.

(10) The computation of earnings per share is based upon the weighted average number of common shares outstanding during the period. Preferred stock dividends of $1,781 are reflected in the pro forma earnings per share computation.

(11) The amounts for the Alexander Hamilton Companies in the pro forma statement of income represent the effects on earnings of the assets, liabilities, and preferred stock acquired in the transaction. The adjustments of the historical statement of income of the Alexander Hamilton Companies to arrive at the effects of the business acquired by the Company are presented as follows:

                                    Alexander      Adjustments
                                    Hamilton      For Items Not
                                    Companies       Acquired         Pro Forma
REVENUE:
 Premiums and other
  considerations                    $ 104,689    $  (42,829) (A)   $   61,860
 Net investment income                 64,971       (11,145) (A)       53,826
 Realized investment gains(losses)     (3,138)         (485) (A)       (3,623)
                                      166,522       (54,459)          112,063

BENEFITS AND EXPENSES:
 Policy benefits                       51,504       (22,127) (A)       29,377
 Insurance commissions                 42,868        (8,566) (A)       34,302
 General and administrative            26,703        (8,425) (A)       18,278
 Taxes, licenses, and fees              9,811        (1,103) (A)        8,708
 Interest                               2,453          (193) (A)        2,260
 Increase in deferred acquisition
  costs, net                          (11,128)          -            (11,128)

                                      122,211       (40,414)          81,797

Income before income taxes             44,311       (14,045)          30,266
Provision for income taxes             15,649       ( 5,056) (B)      10,593

Income from continuing operations   $  28,662     $ ( 8,989)      $   19,673

(A) Represents the reduction of revenue, benefits and expenses for the six months ended June 30, 1995 had the credit insurance, periodic payment annuity, and company owned life insurance lines of business been reinsured on January 1, 1995.

(B) Represents the net tax effect of the pro forma adjustments at statutory income tax rates.

                                                         							 Exhibit (d)

UNAUDITED SUPPLEMENTAL SUMMARY PRO FORMA INFORMATION

The following unaudited supplemental presentation is intended to assist shareholders and securities analysts in understanding the financial effect on the Company of the Alexander Hamilton acquisition by summarizing certain pro forma information in the format historically used for summary presentation of the Company's results.

Analysis of Pro Forma Net Income
Year Ended December 31, 1994


                             Jefferson-   Alexander
                               Pilot      Hamilton
                             Corporation  Companies     Adjustments  Pro Forma
Income before realized               (dollar amounts in thousands)
investment gains:
 Continuing operations         $190,976    $41,949 (A)   $(13,517)   $219,408
 Discontinued operations          9,247        -              -         9,247
 Operating income               200,223     41,949        (13,517)    228,655

Realized investment gains
(net of income taxes):
 Continuing operations           38,920      2,955 (A)        -        41,875
 Discontinued operations             92        -              -            92
 Realized investment gains       39,012      2,955            -        41,967

Net income:
 Continuing operations          229,896     44,904        (13,517)    261,283

 Discontinued operations          9,339        -              -         9,339
Net income                     $239,235    $44,904       $(13,517)   $270,622

Analysis of Per Share Pro Forma Earnings Applicable to Common Shareholders
Year Ended December 31, 1994

                             Jefferson-   Alexander
                               Pilot      Hamilton
                             Corporation  Companies     Adjustments  Pro Forma
Income before realized                 (dollar amounts in thousands)
 investment gains:
 Continuing operations         $   3.93    $  0.86 (A)   $ (0.28)   $  4.51
 Discontinued operations           0.19        -             -         0.19
 Operating income                  4.12       0.86         (0.28)      4.70

Realized investment gains
(net of income taxes):
 Continuing operations             0.80       0.06 (A)       -         0.86
 Discontinued operations            -          -             -          -
 Realized investment gains         0.80       0.06           -         0.86

Net income:
 Continuing operations             4.73       0.92         (0.28)      5.30(B)

 Discontinued operations           0.19        -             -         0.19
Net income                     $   4.92    $  0.92       $ (0.28)   $  5.49(B)

(A) Realized investment gains are shown net of deferred acquisition cost reductions which are reflected in operating income from continuing operations.

(B) The pro forma earnings per share applicable to common shareholders reflects dividends on redeemable preferred stock of $3,562 or $0.07 per share.

Analysis of Pro Forma Net Income
Six Months Ended June 30, 1995

                             Jefferson-   Alexander
                               Pilot      Hamilton
                             Corporation  Companies     Adjustments  Pro Forma
Income before realized               (dollar amounts in thousands)
investment gains:
 Continuing operations         $ 97,237    $20,497 (A)   $( 5,165)   $112,569
 Discontinued operations          2,178        -              -         2,178
 Operating income                99,415     20,497        ( 5,165)    114,747

Realized investment gains
(net of income taxes):
 Continuing operations            5,756       (824)(A)        -         4,932
 Discontinued operations         16,363         -             -        16,363
 Realized investment gains       22,119       (824)           -        21,295

Net income:
 Continuing operations          102,993     19,673        ( 5,165)    117,501

 Discontinued operations         18,541        -              -        18,541
Net income                     $121,534    $19,673       $( 5,165)   $136,042

Analysis of Per Share Pro Forma Earnings Applicable to Common Shareholders
Six Months Ended June 30, 1995

                             Jefferson-   Alexander
                               Pilot      Hamilton
                             Corporation  Companies     Adjustments  Pro Forma
Income before realized                 (dollar amounts in thousands)
investment gains:
 Continuing operations         $   2.02    $  0.43 (A)   $ (0.11)   $  2.34
 Discontinued operations           0.05        -             -         0.05
 Operating income                  2.07       0.43         (0.11)      2.39

Realized investment gains
(net of income taxes):
 Continuing operations             0.12      (0.02)(A)       -         0.10
 Discontinued operations           0.34        -             -         0.34
 Realized investment gains         0.46      (0.02)          -         0.44

Net income:
 Continuing operations             2.14       0.41         (0.11)      2.40(B)

 Discontinued operations           0.39        -             -         0.39
Net income                     $   2.53    $  0.41       $ (0.11)   $  2.79(B)

(A) Realized investment gains are shown net of deferred acquisition cost reductions which are reflected in operating income from continuing operations.

(B) The pro forma earnings per share applicable to common shareholders reflects dividends on redeemable preferred stock of $1,781 or $0.04 per share.

November 7, 1995



VIA EDGAR
Securities and Exchange Commission
ATTENTION:  Filing Desk, Stop 1-4
450 Fifth Street N.W.
Washington, D.C.  20549
Ladies and Gentlemen:
SUBJECT:  Jefferson-Pilot Corporation

File No. 1-5955


Enclosed herewith is Form 8-K/A (Amendment 1) amending the Current Report on Form 8-K for Jefferson-Pilot Corporation that was filed on October 19, 1995, to place on file the required pro forma financial statements. I believe that we now have fully satisfied the Form 8-K requirements related to the acquisition on October 6, 1995 of Alexander Hamilton Life Insurance Company of America, which I had discussed with the SEC staffr in August after the acquisition was announced.

Please confirm receipt of this filing by notifying the CompuServe mailbox maintained by Jefferson-Pilot.



Very truly yours,


 /s/ Robert A. Reed

Robert A. Reed

Vice President, Secretary
  and Associate General Counsel
Jefferson-Pilot Corporation

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